UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 31, 2019

Innovate Biopharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37797	27-3948465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
8480 Honeycutt Road, Suite 120, Raleigh, NC 27615
(Address of principal executive offices) (Zip Code)
(919) 275-1933
(Registrant’s telephone number, include area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.0001 Par Value	INNT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.	Submission of Matters to a Vote of Security Holders.

      Innovate Biopharmaceuticals, Inc. (the “Company”) held its Annual Meeting of Stockholders on May 31, 2019. The stockholders considered two proposals, each of which is described in more detail in the Proxy Statement.

Proposal 1: To elect two Class I directors to serve a three-year term expiring at the 2022 Annual Meeting of Stockholders as described in the Proxy Statement. The votes were cast as follows:

Nominees	For	Withheld	Broker Non-Votes
Lorin K. Johnson, Ph.D.	15,569,554	930,743	7,211,439
Roy Proujansky, M.D.	15,789,612	710,685	7,211,439

All nominees were elected.

Proposal 2: To ratify the selection of Mayer Hoffman McCann, P.C. as the Company's independent registered public accounting firm for the year ending December 31, 2019. The votes were cast as follows:

For	Against	Abstain
22,923,154	788,043	539

Proposal 2 was approved.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Innovate Biopharmaceuticals, Inc.

Date: May 31, 2019	By:	/s/ Jay P. Madan
Jay P. Madan
President and Chief Business Officer